Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 14, 2017, in Amendment No. 3 to the Registration Statement (Form S-1) and related Prospectus of McAfee Corp. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Jose, California

October 19, 2020